                                                                    EXHIBIT 10.1
                           FOURTH AMENDMENT AND WAIVER
                                       TO
                                CREDIT AGREEMENT

                  THIS FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (the "Agreement") is being executed and delivered as of August 14, 2001, by and among EarthCare Company, a Delaware corporation (the "Borrower"), the Borrower's Subsidiaries named as signatories hereto, Mr. Raymond M. Cash ("Mr. Cash"), and Mr. Donald F. Moorehead, Jr. ("Mr. Moorehead" and, together with Mr. Cash and such Subsidiary signatories, collectively, the "Guarantors"), the financial institutions from time to time party to such Credit Agreement referred to and defined below (collectively, the "Banks"), and Bank of America, N.A., as representative of the Banks (in such capacity, the "Administrative Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement referred to below.

                                   WITNESSETH:

                  WHEREAS, the Borrower, the Banks, the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of February 15, 2000 (as heretofore amended pursuant to amendment agreements dated as of April 14, 2000, October 31, 2000 and April 16, 2001, the "Credit Agreement"), pursuant to which, among other things, the Banks have agreed to provide, subject to the terms and conditions contained therein, certain loans to the Borrower;

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of the Guarantors have executed and delivered in favor of the Administrative Agent and the Banks certain Loan Documents pursuant to which such Guarantors have guaranteed the Borrower's Obligations under the Credit Agreement and the Borrower and such Guarantors have granted liens and security interests in certain of their properties as security for their respective obligations under the Loan Documents;

                  WHEREAS, certain Events of Default have occurred as a result of (collectively, the "Existing Defaults"): (i) the Borrower's failure to comply with its minimum Adjusted EBITDA covenant set forth in Section 10.6.7 of the Credit Agreement with respect to each of the periods ending as of the last day of the months January 2001 through May 2001, (ii) the Borrower's failure to comply with each of the financial covenants set forth in Sections 10.6.1 through
10.6.5 with respect to the Computation Period ended June 30, 2001, (iii) the Borrower's failure to complete sales of the EarthLiquids Subsidiaries or the EarthAmerica Subsidiaries in accordance with the requirements of Section 12.1.12 of the Credit Agreement, (iv) the Borrower's failure to pay the amendment fees due on June 30, 2001 pursuant to Section 5.7 of the Third Amendment, Waiver and Consent dated as of April 16, 2001 to the Credit Agreement (hereinafter, the "Third Amendment"), (v) the Borrower's failure cause Mr. Moorehead to provide certain lien perfection documentation to the Administrative Agreement pursuant to Section 5.8 of the Third Amendment, (vi) the Borrower's breach of representations and warranties set forth in Sections 9.15(a) and 9.15(c) of the Credit Agreement, and compliance with Section 10.4 of the Credit Agreement, with respect to the matters described in Exhibit A hereto, (vii) the Borrower's failure, prior to the effectiveness of this Agreement, to timely comply with the requirements of Sections 10.1.7 and
10.13 of the Credit Agreement with respect to certain Subsidiaries of the Borrower, or the requirements of Section 5.6 of the Second Amendment dated as of February 15, 2000 to the Credit Agreement with respect to certain parcels of real property, and (viii) the failure, prior to the effectiveness of this Agreement, by Mr. Moorehead and Mr. Cash to comply with the requirement to deliver to the Administrative Agent collateral security for their obligations under the Individual Guaranty and that certain Additional Guaranty dated as of October 31, 2000 executed by Mr. Moorehead in favor of the Administrative Agent and the Banks (as heretofore amended, the "Additional Guaranty") or any security documentation with respect thereto; and

                  WHEREAS, the Borrower and the Guarantors have requested that the Banks waive, and subject to the terms and conditions of this Agreement the Banks have agreed to waive, the Existing Defaults.

                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Banks and the Administrative Agent hereby agree as follows:

                  1. Amendment to Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Paragraph 3 of this Agreement, the Credit Agreement is hereby amended as follows (section and schedule references used herein shall refer to sections and schedules of the Credit Agreement):

                  (a) Section 1.1 is amended to add the following new definitions in their respective alphabetical locations:

                           "Adjusted EBITDA" means EBITDA calculated without including any financial results from ERMFI.

                           "EarthLiquids Payment Date" means the earlier of (i) September 30, 2001 and (ii) the consummation of the sale or other disposition of the EarthLiquids Subsidiaries.

                  (b) Section 1.1 is further amended to delete the definition of "Floating Rate Margin" in its entirety and to replace such definition with the following definition:

                           "Floating Rate Margin" means 3.00% per annum at all times from and after July 31, 2001.

                  (c) Section 2.2 is amended to add the following new subsection to the end of such section:

                           2.2.4 Elimination of Eurodollar Option.
         Notwithstanding anything in this section or Agreement to the contrary, from and after the April 16, 2001, the

         Company shall have no right to borrow or continue, or to convert Loans into, Eurodollar Rate Loans.

                  (d) Section 4.2 is amended to delete in its entirety the first sentence of such section and to replace such sentence with the following sentence:

         Accrued interest on each Floating Rate Loan shall be payable in arrears on the last Business Day of each calendar month and at maturity; provided, however, that the payment of a portion of such interest accrued with respect to each Floating Rate Loan during the period commencing July 31, 2001 and ending on the EarthLiquids Payment Date in an amount calculated at the rate of 1.50% per annum on the daily outstanding principal balance of such Floating Rate Loan during such period shall be deferred during such period and become due and payable in full on the EarthLiquids Payment Date, with the remaining portion of such accrued interest with respect to such Floating Rate Loan payable in arrears on the last Business Date of each calendar month ending during such period.

                  (e) Section 5 is amended to add the following new subsection to the end of such section:

                           5.4 Amendment Fees. The Company agrees to pay, on the EarthLiquids Payment Date, an amendment fee in the amount of $400,000 to Bank of America and an amendment fee in the amount of $400,000 to Fleet National Bank. The Company shall have no further obligation to pay the amendment fees otherwise due and payable to such Banks pursuant to Section 5.5 of the Second Amendment dated as of October 31, 2000 to this Agreement.

                  (f) Section 6.2(b)(i) is deleted in its entirety and replaced with the following provision:

         On each date on which the Commitment Amount is reduced pursuant to
         Section 6.1.3, the Company shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received by the Company or any Subsidiary from the Asset Sale or issuance of equity or Debt giving rise to such Commitment Amount reduction. The foregoing provisions shall be applicable notwithstanding the provisions of Section 5.5 of the Third Amendment dated as of April 16, 2001 to this Agreement, the latter of which provisions shall be of no further force or effect.

                  (g) Section 10.6.7 is amended to be deleted in its entirety and to be replaced with the following:

                           10.6.7 Minimum EBITDA. Not permit Adjusted EBITDA for any of the following calendar months to be less than the corresponding amounts set forth below opposite such months:


                           Calendar Month                     Minimum Amount
                           --------------                     --------------
                           June 2001                            $350,000

                           July 2001                            $350,000

                           August 2001 and each
                           calendar month thereafter            $400,000;

         provided, however, that, following the sale or other disposition of all, or each sale of any material part, of the EarthAmerica Subsidiaries, the foregoing minimum required amounts shall be reduced to amounts determined by Required Lenders, in their sole determination, as indicated by written notification thereof delivered to the Company by the Required Banks. Such determination shall be based upon the Required Lenders' estimate, as determined solely by such Lenders, of the portion of the minimum amounts of Adjusted EBITDA set forth above which were attributable to the Subsidiaries or portions thereof subject to such sale or disposition as of the date such minimum amounts were initially established pursuant to the Fourth Amendment and Waiver to this Agreement.

                  (h) Section 10.6 is further amended to add the following new subsection to the end of such section:

                           10.6.7 Suspension of Financial Covenants.
         Notwithstanding the foregoing, the covenants set forth in Sections
         10.6.1 through 10.6.5 will not be applicable until the Computation Period ended December 31, 2001, except that such covenants shall continue to apply for purposes of (a) the definition of "Release Date" (other than the covenant contained in Section 10.6.3) and (b) Section 10.11(c)(4).

                  (i) Section 10.11 is amended to delete the phrase "or sell, transfer, convey or lease all or any substantial part of its assets" set forth therein and to replace such phrase with the following phrase:

         or sell, transfer, convey or lease all or any of its property (other than the sale of its inventory in the ordinary course of business)

                  (j) Section 10.11 is further amended to delete in its entirety clause (d) thereof and to replace such clause with the reference:
"[intentionally omitted]."

                  (k) Section 10.13 is amended to add the following provisions to the end of such section:

         Without limiting the foregoing, (a) on or before September 15, 2001, the Company shall have provided to the Administrative Agent schedules describing the information described on Exhibit B to the Fourth Amendment and Waiver dated as of August 14, 2001 with respect to this Agreement (in each case in form and scope acceptable to the Administrative Agent in its reasonable discretion), accompanied by a certificate by an executive officer of the Company as to the accuracy and completeness in all material respects of such information as of a date no earlier than such Fourth Amendment and (b) as soon as practicable after its delivery of the information described in the immediately preceding clause (a), but in any event within fifteen (15) days following the Administrative Agent's request therefor, the Company shall execute, deliver and provide, or cause to be executed, delivered and provided (whether by a Subsidiary, Guarantor or otherwise), all documentation and instruments requested by the Administrative Agent with respect to the Loan Documents (including, without limitation, the Individual Guaranty or Additional Guaranty), and take such actions or cause such actions to be taken, in each case pursuant to the foregoing provisions of this section as a consequence of the information delivered to the Administrative Agent pursuant to the immediately preceding clause (a) hereof or otherwise requested by the Administrative Agent with respect to its counsel's legal review of the Loan Documents.

                  (l) Section 12.1.12 is deleted in its entirety and replaced with the following provision:

                           12.1.12 Sale of Certain Business Units. The Company shall fail to consummate, pursuant to terms, conditions and definitive documentation acceptable to the Required Lenders: (i) the sale of the EarthLiquids Subsidiaries on or before September 30, 2001, (ii) the sale of the portable toilet business on or before October 15, 2001,
         (iii) the sale of EarthCare Company of New York or its operating assets and liabilities on or before October 31, 2001, (iv) the sale of all the assets and liabilities comprising the bulk hauling line of business of Reifsneider Transportation, Inc. on or before October 31, 2001, (v) the sale of the common stock or the operating assets and liabilities of the EarthAmerica restaurant grease trap, septic, confined space and ancillary lines of business on or before October 31, 2001, unless the sale described in the immediately following clause shall have occurred on or before such date pursuant to the provisions of such clause, or
         (vi) the sale of ERMFI on or before October 31, 2001, unless the sale described in the immediately preceding clause shall have occurred on or before such date pursuant to the provisions of such clause.

                  (m) Schedule 1.1 is amended to delete each reference therein to "the Floating Rate Margin" and each corresponding percentage with respect to such term in the table contained in such schedule.

                  2. Waiver. Subject to the satisfaction of each of the conditions set forth in Paragraph 3 of this Agreement, the Required Banks hereby waive (a) each of the Existing Defaults and (b) any failure, after the effectiveness of this Agreement, by Mr. Moorehead or Mr. Cash to comply with the requirements to deliver to the Administrative Agent collateral security for their obligations under the Individual Guaranty and the Additional Guaranty in addition to that theretofore so delivered by Mr. Moorehead and Mr. Cash; provided, however, that, in the event there shall have occurred any Event of Default, other than the Existing Defaults and other than any other Events of Default which shall have been waived in writing prior to the date hereof, such requirements shall thereupon once again become immediately effective pursuant to the terms of the Individual Guaranty and Additional Guaranty and the other Loan Documents to which Mr. Moorehead or Mr. Cash is a party (including, without limitation, this Agreement) and such collateral shall be thereupon immediately provided to the Administrative Agent by Mr. Moorehead and Mr. Cash pursuant to documentation acceptable to the Administrative Agent.

                  3. Conditions Precedent to Effectiveness of Amendment and Waiver. The provisions of Paragraphs 1 and 2 of this Agreement shall become effective as of the date hereof upon the Administrative Agent's receipt of each of the following (provided, however, that the amendment to the definition of "Floating Rate Margin" set forth in Paragraph 1 hereof shall be retroactively effective as of July 31, 2001) originally-executed (or facsimilies of originally-executed) counterparts of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and each of the Banks.

                  4. Representations, Warranties and Covenants.

                  (a) The Borrower hereby represents and warrants that this Agreement, and the Credit Agreement as amended by this Agreement, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms. Each Guarantor hereby represents and warrants that each Loan Document to which it is a party (as amended, supplemented, reaffirmed, restated or otherwise modified) constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms.

                  (b) Each of the Borrower and the Guarantors hereby represents and warrants that its execution, delivery and performance of this Agreement and other Loan Documents to which it is a party have been duly authorized by all proper organization action, do not violate any provision of its organization documents (if applicable), will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which the Borrower or any of the Borrower's Subsidiaries is bound (which has not been previously obtained).

                  (c) The Borrower hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Borrower's execution and delivery hereof or thereof in all material respects as though made on and as of such date.

                  5. Reaffirmation, Ratification and Acknowledgment; Reservation. (a) The Borrower and each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document (as amended, supplemented or otherwise modified by, among other things, this Agreement) to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (iii) agrees that neither such ratification and reaffirmation, nor the Administrative Agent's, or any Bank's solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the

Credit Agreement as so modified by this Agreement shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Except as expressly set forth in this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, or of any Default or Event of Default, under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Administrative Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

                  (b) The Borrower, the Guarantors, the Banks and the Administrative Agent hereby agree to and acknowledge each of the following with respect to the Individual Guaranty and the Additional Guaranty, notwithstanding anything in such Loan Documents, any other Loan Documents, or this Agreement, to the contrary (with all other terms of such documents being hereby reaffirmed and ratified):

                  (i) the maximum liability (exclusive of interest, costs and expenses) of Messrs. Moorehead and Cash pursuant to the Individual Guaranty, as provided in the third paragraph thereof, is $20,000,000, which liability is borne jointly and severally by such Guarantors;

                  (ii) it is agreed that the "Maximum Principal Liability Amount" of Mr. Moorehead under and as defined in the fifth paragraph of the Additional Guaranty, shall deemed to be currently $30,000,000 (subject to further adjustment with respect to asset sales consummated after the date hereof, subject to the terms of the Additional Guaranty);

                  (iii) subject to Paragraph 2 of this Agreement, the aggregate minimum value of collateral required to be maintained by Messrs. Cash and Moorehead pursuant to the Individual Guaranty is $10,000,000 and the Banks' security interest in such collateral shall be perfected;

                  (iv) subject to Paragraph 2 of this Agreement, the aggregate minimum value of collateral required to be maintained by Mr. Moorehead pursuant to the Additional Guaranty is $11,400,000 and the Banks' security interest in such collateral shall be perfected;

                  (v) all collateral granted by Mr. Cash shall be allocated to the collateral required as security for the Individual Guaranty, the first $11,400,000 of collateral granted by Mr. Moorehead shall be allocated to the collateral required as security for the Additional Guaranty, and all other collateral granted by Mr. Moorehead shall be allocated to the collateral required as security for the Individual Guaranty;

                  (vi) Mr. Cash shall continue to maintain, in the Goldman Sachs brokerage account he pledged to the Administrative Agent pursuant to that certain Security Agreement dated as of November 30, 2000, marketable securities having an aggregate value in excess of $9,500,000 as of the last day of each month; and

                  (vii) Mr. Moorehead shall continue to maintain, and cause to be maintained, in the Sanders Morris Harris brokerage accounts pledged to the Administrative Agent by Mr. Moorehead, Ms. Shelley B. Moorehead and Moorehead Property Company, Ltd., pursuant to those certain Security Agreements dated as of February, 2001, marketable securities having an aggregate value in excess of $4,000,000 as of the last day of each month (subject to Paragraph 2 of this Agreement), and agrees that, notwithstanding anything in such Security Agreements to the contrary, until such Security Agreements shall have been terminated, no such collateral (or proceeds, income, interest or dividends) shall be withdrawn or transferred from such account without the prior written consent of the Administrative Agreement.

                  6. Release and Indemnification. The Borrower and each of the Guarantors hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any of the Banks occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuiness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the obligations of the Borrower or any Guarantor under the Loan Documents, the Liens securing such obligations, or any of the terms or conditions of any Loan Document (it being understood that such acknowledgement and confirmation does not preclude the Borrower or the Guarantors from challenging the Administrative Agent's or any Bank's interpretation of any term or provision of the Credit Agreement or other Loan Document) and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Banks, the Administrative Agent and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Credit Agreement or any of the other Loan Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the obligations of the Borrower or any Guarantor under the Loan Documents, the Liens securing such obligations or any or all of the terms or conditions of any Loan Document) or any transaction relating thereto; provided, however, that neither the Borrower nor any Guarantor hereby releases or holds harmless any Indemnified Party for actions or omissions by any such Indemnified Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Indemnified Party.

                  7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois (but without giving effect to any other conflicts of law provisions).

                  8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

                  9. Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  10. Agent's Expense. The Company hereby agrees to reimburse the Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement or any document, instrument, agreement delivered pursuant to this Agreement, in each case on or before the earlier of the "EarthLiquids Payment Date" (as proposed to be defined in Paragraph 1 hereof) or the occurrence of any Event of Default, other than the Existing Defaults and other than any other Events of Default which shall have been waived in writing prior to the date hereof.

                                      ****

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                            EARTHCARE COMPANY, as Borrower



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            BANK OF AMERICA, N.A., as
                                              Administrative Agent

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            BANK OF AMERICA, N.A., as a Bank

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            FLEET NATIONAL BANK, as a Bank



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            RAYMOND M. CASH, as a Guarantor,


                                            ----------------------

                                            DONALD F. MOOREHEAD, JR., as a
                                               Guarantor


                                            -----------------------


                        Signature Page to Amendment No.4

Agreed, Acknowledged and Consented to as of this 14th day of August, 2001:

ALL COUNTY RESOURCE MANAGEMENT CORP.
BONE-DRY ENTERPRISES, INC.
BREHMS CESSPOOL SERVICE INC.
EARTHAMERICA COMPANY
EARTHAMERICA DISTRIBUTORS, INC.
EARTHCARE COMPANY OF PENNSYLVANIA
EARTHCARE COMPANY OF NEW YORK
EARTHCARE COMPANY OF TEXAS
EARTHLIQUIDS COMPANY
EC ACQUISITIONS, INC.
INTERNATIONAL ENVIRONMENTAL SERVICES, INC.
INTERNATIONAL PETROLEUM CORPORATION
INTERNATIONAL PETROLEUM CORP. OF DELAWARE
INTERNATIONAL PETROLEUM CORP. OF GEORGIA
INTERNATIONAL PETROLEUM CORP. OF LA.
INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE
INTERNATIONAL PETROLEUM CORP. OF MARYLAND
INTERNATIONAL PETROLEUM CORP. OF PA.
LIQUID WASTE CONTROL SYSTEMS, INC.
MAGNUM ENVIRONMENTAL SERVICES, INC.
MAGNUM PROPERTY DEVELOPMENT CORPORATION
REIFSNEIDER TRANSPORTATION, INC.
SUB-SURFACE LIQUID INJECTION COMPANY, INC.
MAGNUM EAST COAST PROPERTIES, LTD.
MAGNUM NORTHEAST PROPERTIES, LTD.
MAGNUM WEST COAST PROPERTIES, LTD.
MAGNUM WORLD ENTERPRISES, INC.]
each as a Guarantor,


By:
   -------------------------------
Name:
as authorized representative


                        Signature Page to Amendment No.4

                                    EXHIBIT A
                                       TO
                           FOURTH AMENDMENT AND WAIVER


                        New Orleans Environmental Matters


         The New Orleans plant of EarthCare's EarthLiquids division is currently conducting an internal audit to assess whether the New Orleans plant personnel complied with environmental policies and procedures prescribed by EarthCare and its EarthLiquids division. As of August 14, 2001, EarthCare is not able to estimate the probability that it will incur any costs associated with any environmental matters that may be discovered as part of this internal audit. In addition, although EarthCare has estimated a range of costs associated with certain corrective actions, EarthCare is not able to currently estimate the actual costs that may be incurred.

         As of August 14, 2001, EarthCare has determined that the former general manager of the New Orleans plant, Richard Lane, who is also the former President of International Petroleum Corporation of Louisiana, Inc., did not comply with the environmental policies and procedures prescribed by EarthCare and its EarthLiquids division. Specifically, he directed New Orleans plant employees to offload used oil and oily waste water from tanker trailers to storage tanks at the New Orleans plant before a sample of the used oil and oily waste water was tested and analyzed.

         As of August 14, 2001, EarthCare has also determined that the chemical testing equipment used at the New Orleans plant was not properly calibrated or functioning and may not have provided accurate test results for used oil and oily waste water samples. EarthCare has corrected this deficiency through a recalibration of the machines and, if needed, replacement of the machines or parts thereto.

         As of August 14, 2001, EarthCare has notified the Louisiana Department of Environmental Quality (LDEQ) of its internal audit. EarthCare plans to update LDEQ on the results of its findings on or about August 16, 2001."


                                    Exhibits

                                    EXHIBIT B
                                       TO
                           FOURTH AMENDMENT AND WAIVER


                              Due Diligence Request

                  The Borrower shall have provided to the Administrative Agent schedules describing the following information with respect to the Borrower and its Subsidiaries, accompanied by a certificate by an executive officer as to the accuracy and completeness in all material respects of such schedules as of a date no earlier than the August 14, 2001 (in each case in form and scope acceptable to the Administrative Agent in its reasonable discretion):

                           (i) the legal names, forms of legal organization, and
                  jurisdictions of organization of each Subsidiary;

                           (ii) the number of authorized and outstanding units
                  of equity interests of each Subsidiary (including, without limitation, all options, warrants and convertible interests with respect thereto), and the names of each owner of such units and number of units owned by each such owner;

                           (iii) the address of each location of inventory and
                  equipment (other than mobile goods) of the Borrower and each Subsidiary, on an entity-by-entity basis, including, without limitation, with respect to goods held by consignees, bailees and other third parties, except in each case to the extent that the book value of all inventory and equipment at any single such location is less than $25,000 and the aggregate book value of all inventory and equipment located at all such de minimus locations is less than $250,000;

                           (iv) a description of all mobile goods owned by the
                  Borrower and each Subsidiary, on an entity-by-entity basis, together with registration numbers thereof, if any, and identifying the state of each of such registrations, except in each case to the extent that the book value of any such item is less than $25,000 and the aggregate book value of all such de minimus items is less than $250,000;

                           (v) a description of all United States federally
                  registered (and applications therefor) patents, trademarks, service marks and copyrights owned or licensed by the Borrower and each Subsidiary, on an entity-by-entity basis, together with registration numbers and dates of such registrations (or applications);

                           (vi) the address of each location of real property
                  owned or leased by the Borrower and each Subsidiary, on an entity-by-entity basis (and indicating as to whether each such property is owned in fee simple or leased), together with the names and addresses of each lessor and sublessor with respect to each such leased location and the names and addresses of each mortgagee with respect to each such owned location;

                                    Exhibits

                           (vii) a listing of all deposit accounts and lockboxes
                  owned by the Borrower and each Subsidiary, on an entity-by-entity basis, together with a brief description of the type of account or lockbox (e.g. concentration, disbursement or payroll), the name and address of the financial institution at which each such deposit account or lockbox is located or maintained and the account numbers thereof; and

                           (viii) a listing of all promissory notes and other
                  instruments evidencing Debt or other obligations owing to the Borrower and each Subsidiary, on an entity-by-entity basis, together with a brief description of the instrument, the amount outstanding with respect thereto, the name and address of the payor thereunder, and the basic terms thereof.

                                      ****

                                    Exhibits